EXHIBIT 99.1

                              JUSTIN DAVID PERRYMAN
                         2000 S. Dairy Ashford, Ste. 465
                              Houston, Texas 77077
                            justinperryman@yahoo.com
                                 (281) 589-2900

PROFESSIONAL EXPERIENCE

JUSTIN PERRYMAN ATTORNEY AT LAW, PLLC., Houston, Texas, 2000 to Present. Sole Practitioner in the area of general corporate and small businesses law with an accent on international telecommunications, oil & gas, and trade law in Latin America. Clients include national and international small businesses with revenues ranging from one million to one hundred million dollars. Registrations and defense of intellectual property. Commercial litigation in state and federal as well as administrative courts.

LIFE PARTNERSHIP OF TEXAS, Partner, Houston, Texas, 1998-Present. Estate and financial planning firm dedicated to serving seniors and retirees in the greater Houston area. Prepare and deliver financial and estate planning seminars twenty to thirty times per year to seniors groups in Texas and around the country. Manage in excess of one hundred million dollars in client funds and insurance products. Design and implementation of estate and financial plans for retirees and those planning retirement.

GLOBAL FINANCIAL GROUP, INC., President and Owner, Houston, Texas, 1995-Present. International, offshore, and domestic corporate and financial activities including; technology start-up, banking and capital investment, investment banking and trade services. Clients include companies in the oil and gas industry and international trade and services.

RUBIO VILLEGAS Y ASOCIADOS, Attorney, Mexico City, Mexico, 1994. Foreign legal and investment firm specializing in joint ventures, licensing and wholly owned subsidiaries in the banking and financial fields. Responsibilities included working with United States and Canadian clients and attorneys interested in foreign investment in Mexico's developing financial service industry and privatizations.

NORIEGA Y ESCOBEDO, Attorney, Mexico City, Mexico, 1993. Summer intern working with the privatization and sale of Telefonos de Mexico with Southwestern Bell. Worked with Paramount Pictures on the legal aspects of filming the Tom Clancy movie "Clear and Present Danger" staring Harrison Ford.

EDUCATION

WASHINGTON UNIVERSITY SCHOOL OF LAW, St. Louis, Missouri, Juris Doctor Diploma and Masters in International Business (Graduate School), 1994. Specialized in international and domestic banking, corporate and securities laws with an emphasis in Latin America.

UNIVERSIDAD DE GUANAJUATO FACULTAD DE DERECHO, Mexico, Summer legal program, 1992. Studied Mexico's foreign investment law and NAFTA related legislation.


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TULANE  UNIVERSITY,  New  Orleans,  Louisiana.  Diploma in  Bachelor  of Arts in
Political Economy from the Murphy Institute, 1991. President of Pi Kappa Alpha Fraternity. Vice President of Senior Class, Graduation speaker, and Chairman of Louisiana College Republicans.

GEORGETOWN UNIVERSITY, Washington, D.C., 1989. Summer program at the Institute of Comparative Political and Economic Systems. Interned in under the National Security Advisor to the Vice President of the United States Dan Quayle in the Office of the White House Capital Hill Section.

LICENSES AND SKILLS

Bi-lingual in English & Spanish, Member of Bars of Texas, New York, & Missouri, Admitted to the Southern District of Texas Federal Court, Admitted to United States Court of Appeals for the Armed Forces, and holds various securities Licenses.

MEMBERSHIP AND ORGANIZATIONS

Bar Associations of Missouri, Texas and Fort Bend County, Houston Livestock & Rodeo Show, Houston Area Better Business Bureau, Katy Chamber of Commerce, Junior Achievement, Pi Kappa Alpha International Fraternity, National Rifle Associations, American Legion Mexico City and Katy, Texas Posts 164, Coach for Katy Youth Soccer Association, Assistant Den Leader for Boy Scoot Troop 542 at Rylander Elementary, and St. Louis Racquet Club. Member of the Board of Directors of several small businesses primarily in the technology and telecommunications industry.

POLITICAL ORGANIZATIONS

KATY AREA REPUBLICANS, Chairman, Katy, Texas, 2003-present. Republican club representing over 160,000 residents falling within the boundaries of the Katy Independent School system encompassing the counties of Harris, Fort Bend and Waller. Organize events to promote Republican ideal and candidates. Delegate to the Texas Republican Convention in San Antonio in 2004. Member of Republican Party of Texas.

MILITARY EXPERIENCE

Captain in the United States Army, Texas Army National Guard office of the Judge Advocate General, 36th Infantry Division. Duties include providing readiness services to mobilized troops throughout the State of Texas, conduction Courts Martial and Drug Boards, and rendering legal services to the Army National Guard and Active Army Components. Staff Judge Advocate for the 36th Brigade of the 49th Armored Infantry Division at the Space Shuttle Recovery Mission in Lufkin, Texas. Staff Judge Advocate for Task Force Lonestar for the Hurricane Katrina Relief Efforts in New Orleans. Temporary duty stations include Fort Bliss in El Paso, Texas and Fort Hood in Killeen, Texas. Admitted to United States Court of Appeals for the Armed Forces. Attended Judge Advocate Officer Basic Course 2003, Judge Advocate Officer Advance Course 2005 and the Operational Law Class at the U.S. Army's Judge Advocate School.